Exhibit 1

            The name and present principal occupation of each director and executive officer of AT&T Corp. are set forth below. The business address for each person listed below is c/o AT&T Corp., 295 North Maple Avenue, Basking Ridge, New Jersey 07920. All executive officers and directors listed on this
Exhibit 1 are United States citizens.

NAME                  TITLE
----                  -----

C. Michael Armstrong  Chairman of the Board and Chief Executive Officer
                      and Director

Kenneth T. Derr       Director; Chairman of the Board, Retired of
                      Chevron Corporation

M. Kathryn Eickhoff   Director; President of Eickhoff Economics
                      Incorporated

Walter Y. Elisha      Director; Retired Chairman and Chief Executive
                      Officer of Springs Industries, Inc.

George M.C. Fisher    Director; Chairman of the Board of Eastman Kodak
                      Company

Donald V. Fites       Director; Retired Chairman of Caterpillar, Inc.

Amos B. Hostetter     Director; Retired Chairman and Chief Executive
                      Officer of Continental Cablevision, Inc.

Ralph S. Larsen       Director; Chairman and Chief Executive Officer of
                      Johnson & Johnson

John C. Malone        Director; Chairman of the Board of Liberty Media
                      Corporation

Donald F. McHenry     Director; President of IRC Group, LLC

Louis A. Simpson      Director; President and Chief Executive Officer, Capital
                      Operations, GEICO Corporation

Michael I. Sovern     Director; President Emeritus and Chancellor Kent
                      Professor of Law at Columbia University

Sanford I. Weill      Director; Chairman and Chief Executive Officer of
                      Citigroup Inc.

John D. Zeglis        Director; Chairman and Chief Executive Officer of
                      AT&T Wireless Group

James W. Cicconi      General Counsel and Executive Vice President -
                      Law & Governmental Affairs

Nicholas S. Cyprus    Vice President and Controller

Mirian M. Graddick    Executive Vice President - Human Resources

Frank Ianna           Executive Vice President and President, AT&T
                      Network Services

Richard J. Martin     Executive Vice President - Public Relations and
                      Employee Communication

David C. Nagel        President, AT&T Labs & Chief Technology Officer

Charles J. Noski      Senior Executive Vice President and Chief
                      Financial Officer


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Name                  Title
----                  -----

John C. Petrillo      Executive Vice President - Corporate Strategy and
                      Business Development

Richard R. Roscitt    Executive Vice President and President, AT&T
                      Business Services

Daniel E. Somers      President and Chief Executive Officer of AT&T
                      Broadband